Exhibit 99.1

Contact:

MicroStrategy Incorporated

Shirish Jajodia

Investor Relations

ir@microstrategy.com

MicroStrategy Announces

Fourth Quarter 2023 Financial Results; Now Holds 190,000 BTC

•
31,755 bitcoins acquired since the end of Q3 for $1.25 billion, or $39,411 per bitcoin
•
190,000 bitcoin holdings at a total cost of $5.93 billion, or $31,224 per bitcoin, as of February 5, 2024
•
Total Revenues of $124.5 million, down 6% year-over-year
•
Subscription Services Revenues of $21.5 million, up 23% year-over-year

TYSONS CORNER, Va., February 6, 2024 - MicroStrategy® Incorporated (Nasdaq: MSTR) (“MicroStrategy” or the “Company”), the largest corporate holder of bitcoin and the largest independent publicly-traded business intelligence company, today announced financial results for the three-month period ended December 31, 2023 (the fourth quarter of its 2023 fiscal year).

“2023 was an extraordinary year for MicroStrategy as we strategically raised capital to significantly increase our bitcoin holdings, and continued to innovate, including by developing and launching MicroStrategy AI, our first to market AI-based BI tool. We achieved double-digit subscription services revenue growth for both the fourth quarter and full year, demonstrating our ongoing commitment to transition our business to the cloud. We believe that the combination of our operating structure, bitcoin strategy, and focus on technology innovation provides a unique opportunity for value creation for our shareholders,” said Phong Le, President and Chief Executive Officer, MicroStrategy.

“We acquired 31,755 additional bitcoins since the end of the third quarter, marking the largest quarterly bitcoin holding increase in the last 3 years and the 13th consecutive quarter of adding more bitcoin on our balance sheet. We benefited from the significant increase in bitcoin prices in Q4 and we also continued to leverage our strategic capital markets activities and cash on hand to accumulate more bitcoin and accrete incremental value for our shareholders. It is through our unique bitcoin strategy and solid track record that we now hold 190,000 bitcoins at an aggregate purchase price of $31,224,” said Andrew Kang, Chief Financial Officer, MicroStrategy.

Fourth Quarter 2023 Financial Highlights

•
Revenues: Total revenues for the fourth quarter of 2023 were $124.5 million, a 6.1% decrease, or a 7.8% decrease on a non-GAAP constant currency basis, compared to the fourth quarter of 2022. Product licenses and subscription services revenues for the fourth quarter of 2023 were $39.9 million, an 11.4% decrease, or a 13.1% decrease on a non-GAAP constant currency basis, compared to the fourth quarter of 2022. Product support revenues for the fourth quarter of 2023 were $65.5 million, a 2.1% decrease, or a 3.8% decrease on a non-GAAP constant currency basis, compared to the fourth quarter of 2022. Other services revenues for the fourth quarter of 2023 were $19.1 million, a 7.5% decrease, or a 9.4% decrease on a non-GAAP constant currency basis, compared to the fourth quarter of 2022.
•
Gross Profit: Gross profit for the fourth quarter of 2023 was $96.3 million, representing a 77.3% gross margin, compared to a gross profit of $105.8 million, representing a gross margin of 79.8%, for the fourth quarter of 2022.
•
Operating Expenses: Operating expenses for the fourth quarter of 2023 were $139.0 million, a 53.6% decrease compared to the fourth quarter of 2022. Operating expenses include impairment losses, net of gains on sale, on the Company’s digital assets, which were $39.2 million during the fourth quarter of 2023, compared to $197.6 million in the fourth quarter of 2022.
•
Loss from Operations and Net Income (Loss): Loss from operations for the fourth quarter of 2023 was $42.8 million, compared to a loss from operations of $193.7 million for the fourth quarter of 2022. Net income for the fourth quarter of 2023 was $89.1 million, or $4.96 per share on a diluted basis, as compared to a net loss $249.7 million, or $21.93 per share on a diluted basis, for the fourth quarter of 2022. Digital asset impairment losses, net of gains on sale, of $39.2 million and $197.6 million for the fourth quarter of 2023 and 2022, respectively, were reflected in these amounts. Benefit from income taxes of $149.8 million and provision for income taxes of $35.3 million for the fourth quarter of 2023 and 2022, respectively, were reflected in net income (loss), principally reflecting changes in the valuation allowance on the Company’s deferred tax asset related to the impairment on its bitcoin holdings.

•
Cash and Cash Equivalents: As of December 31, 2023, the Company had cash and cash equivalents of $46.8 million, as compared to $43.8 million as of December 31, 2022, an increase of $3.0 million.
•
Digital Assets: As of December 31, 2023, the carrying value of the Company’s digital assets (comprised of approximately 189,150 bitcoins) was $3.626 billion, which reflects cumulative impairment losses of $2.269 billion since acquisition and an average carrying amount per bitcoin of approximately $19,172. As of December 31, 2023, the original cost basis and market value of the Company’s bitcoin were $5.895 billion and $8.045 billion, respectively, which reflects an average cost per bitcoin of approximately $31,168 and a market price per bitcoin of $42,531.41, respectively.
•
At-the-Market Equity Offering Programs: During the three months ended December 31, 2023, the Company issued and sold 2,266,503 shares of its class A common stock pursuant to our at-the-market equity offering programs for aggregate net proceeds (less sales commissions and expenses) of approximately $1.2 billion. As of December 31, 2023, approximately $137.8 million of the Company’s class A common stock remained available for issuance and sale pursuant to our current at-the-market equity offering program.

The tables provided at the end of this press release include a reconciliation of the most directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) to non-GAAP financial measures for the three and twelve months ended December 31, 2023 and 2022. An explanation of non-GAAP financial measures is also included under the heading “Non-GAAP Financial Measures” below. Additional non-GAAP financial measures are included in MicroStrategy’s “Q4 2023 Earnings Presentation,” which will be available under the “Events and Presentations” section of MicroStrategy’s investor relations website at https://www.microstrategy.com/en/investor-relations.

Non-GAAP Financial Measures

MicroStrategy is providing supplemental financial measures for (i) non-GAAP loss from operations that excludes the impact of share-based compensation expense, (ii) non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share that exclude the impacts of share-based compensation expense, interest expense arising from the amortization of debt issuance costs related to MicroStrategy’s long-term debt, gain on debt extinguishment, and related income tax effects, and (iii) non-GAAP constant currency revenues that exclude certain foreign currency exchange rate fluctuations. These supplemental financial measures are not measurements of financial performance under GAAP and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage, and evaluate business performance and to help make operating decisions.

MicroStrategy believes that these non-GAAP financial measures are also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis. The first supplemental financial measure excludes a significant non-cash expense that MicroStrategy believes is not reflective of its general business performance, and for which the accounting requires management judgment and the resulting share-based compensation expense could vary significantly in comparison to other companies. The second set of supplemental financial measures excludes the impacts of (i) share-based compensation expense, (ii) non-cash interest expense arising from the amortization of debt issuance costs related to MicroStrategy’s long-term debt, (iii) a gain on debt extinguishment, and (iv) related income tax effects. The third set of supplemental financial measures excludes changes resulting from certain fluctuations in foreign currency exchange rates so that results may be compared to the same period in the prior year on a non-GAAP constant currency basis. MicroStrategy believes the use of these non-GAAP financial measures can also facilitate comparison of MicroStrategy’s operating results to those of its competitors.

Conference Call

MicroStrategy will be discussing its fourth quarter 2023 financial results on a live Video Webinar today beginning at approximately 5:00 p.m. ET. The live Video Webinar and accompanying presentation materials will be available under the “Events and Presentations” section of MicroStrategy’s investor relations website at https://www.microstrategy.com/en/investor-relations. Log-in instructions will be available after registering for the event. An archived replay of the event will be available beginning approximately two hours after the call concludes.

About MicroStrategy Incorporated

MicroStrategy (Nasdaq: MSTR) considers itself the world’s first Bitcoin development company. We are a publicly-traded operating company committed to the continued development of the bitcoin network through our activities in the financial markets, advocacy and technology innovation. As an operating business, we are able to use cashflows as well as proceeds from equity and debt financings to accumulate bitcoin, which serves as our primary treasury reserve asset. We also develop and provide industry-leading AI-powered enterprise analytics software that promotes our vision of Intelligence Everywhere, and are using our software development capabilities to develop bitcoin applications. We believe that the combination of our operating structure, bitcoin strategy and focus on technology innovation provides a unique opportunity for value creation. For more information about MicroStrategy, visit www.microstrategy.com.

MicroStrategy, MicroStrategy AI, Intelligence Everywhere, Intelligent Enterprise, and MicroStrategy Library are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” “will,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: fluctuations in the market price of bitcoin and any associated impairment charges that the Company may incur as a result of a decrease in the market price of bitcoin below the value at which the Company’s bitcoins are carried on its balance sheet; gains or losses on any sales of bitcoins; changes in the accounting treatment relating to the Company’s bitcoin holdings; changes in securities laws or other laws or regulations, or the adoption of new laws or regulations, relating to bitcoin that adversely affect the price of bitcoin or the Company’s ability to transact in or own bitcoin; a decrease in liquidity in the markets in which bitcoin is traded; security breaches, cyberattacks, unauthorized access, loss of private keys, fraud or other circumstances or events that result in the loss of the Company’s bitcoins; impacts to the price and rate of adoption of bitcoin associated with financial difficulties and bankruptcies of various participants in the digital asset industry; the level and terms of the Company’s substantial indebtedness and its ability to service such debt; the extent and timing of market acceptance of the Company’s new product offerings; continued acceptance of the Company’s other products in the marketplace; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; customers continuing to shift from a product license model to a cloud subscription model, which may delay the Company’s ability to recognize revenue; fluctuations in tax benefits or provisions; changes in the market price of bitcoin as of period-end and their effect on our deferred tax assets and related valuation allowance; other potentially adverse tax consequences; competitive factors; general economic conditions, including levels of inflation and interest rates; currency fluctuations; and other risks detailed in MicroStrategy’s registration statements and periodic reports filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022*
	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$18,372	$27,570	$75,351	$86,498
Subscription services	21,517	17,470	81,179	60,746
Total product licenses and subscription services	39,889	45,040	156,530	147,244
Product support	65,466	66,839	263,888	266,521
Other services	19,129	20,675	75,843	85,499
Total revenues	124,484	132,554	496,261	499,264
Cost of revenues
Product licenses	609	358	1,929	1,672
Subscription services	8,676	7,467	31,776	24,770
Total product licenses and subscription services	9,285	7,825	33,705	26,442
Product support	5,319	5,722	22,434	21,264
Other services	13,617	13,176	53,805	55,283
Total cost of revenues	28,221	26,723	109,944	102,989
Gross profit	96,263	105,831	386,317	396,275
Operating expenses
Sales and marketing	40,299	41,371	149,671	146,882
Research and development	30,158	31,617	120,530	127,428
General and administrative	29,353	28,930	115,312	111,421
Digital asset impairment losses (gains on sale), net	39,238	197,630	115,851	1,286,286
Total operating expenses	139,048	299,548	501,364	1,672,017
Loss from operations	(42,785)	(193,717)	(115,047)	(1,275,742)
Interest expense, net	(11,929)	(14,837)	(48,960)	(53,136)
Gain on debt extinguishment	0	0	44,686	0
Other (expense) income, net	(5,930)	(5,829)	(5,204)	6,413
Loss before income taxes	(60,644)	(214,383)	(124,525)	(1,322,465)
(Benefit from) provision for income taxes	(149,770)	35,286	(553,646)	147,332
Net income (loss)	$89,126	$(249,669)	$429,121	$(1,469,797)
Basic earnings (loss) per share (1):	$5.81	$(21.93)	$31.39	$(129.83)
Weighted average shares outstanding used in computing basic earnings (loss) per share	15,336	11,386	13,671	11,321
Diluted earnings (loss) per share (1):	$4.96	$(21.93)	$26.42	$(129.83)
Weighted average shares outstanding used in computing diluted earnings (loss) per share	18,376	11,386	16,566	11,321

(1) Basic and fully diluted earnings (loss) per share for class A and class B common stock are the same.

* Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,	December 31,
	2023	2022*
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$46,817	$43,835
Restricted cash	1,856	7,033
Accounts receivable, net	183,815	189,280
Prepaid expenses and other current assets	35,407	24,418
Total current assets	267,895	264,566

Digital assets	3,626,476	1,840,028
Property and equipment, net	28,941	32,311
Right-of-use assets	57,343	61,299
Deposits and other assets	24,300	23,916
Deferred tax assets, net	757,573	188,152
Total assets	$4,762,528	$2,410,272

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable, accrued expenses, and operating lease liabilities	$43,090	$42,976
Accrued compensation and employee benefits	50,045	53,716
Accrued interest	1,493	2,829
Current portion of long-term debt, net	483	454
Deferred revenue and advance payments	228,162	217,428
Total current liabilities	323,273	317,403

Long-term debt, net	2,182,108	2,378,560
Deferred revenue and advance payments	8,524	12,763
Operating lease liabilities	61,086	67,344
Other long-term liabilities	22,208	17,124
Deferred tax liabilities	357	198
Total liabilities	2,597,556	2,793,392

Stockholders’ Equity (Deficit)
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	0	0
Class A common stock, $0.001 par value; 330,000 shares authorized; 23,588 shares issued and 14,904 shares outstanding, and 18,269 shares issued and 9,585 shares outstanding, respectively	24	18
Class B convertible common stock, $0.001 par value; 165,000 shares authorized; 1,964 shares issued and outstanding, and 1,964 shares issued and outstanding, respectively	2	2
Additional paid-in capital	3,957,728	1,841,120
Treasury stock, at cost; 8,684 shares and 8,684 shares, respectively	(782,104)	(782,104)
Accumulated other comprehensive loss	(11,444)	(13,801)
Accumulated deficit	(999,234)	(1,428,355)
Total stockholders’ equity (deficit)	2,164,972	(383,120)
Total liabilities and stockholders’ equity (deficit)	$4,762,528	$2,410,272

* Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended
	December 31,
	2023	2022*
	(unaudited)
Net cash provided by operating activities	$12,712	$3,211
Net cash used in investing activities	(1,905,237)	(278,590)
Net cash provided by financing activities	1,889,886	265,188
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	444	(3,375)
Net decrease in cash, cash equivalents, and restricted cash	(2,195)	(13,566)
Cash, cash equivalents, and restricted cash, beginning of year	50,868	64,434
Cash, cash equivalents, and restricted cash, end of year	$48,673	$50,868

* Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

REVENUE AND COST OF REVENUE DETAIL

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022*
	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services:
Product licenses	$18,372	$27,570	$75,351	$86,498
Subscription services	21,517	17,470	81,179	60,746
Total product licenses and subscription services	39,889	45,040	156,530	147,244
Product support	65,466	66,839	263,888	266,521
Other services:
Consulting	18,082	19,591	72,075	80,844
Education	1,047	1,084	3,768	4,655
Total other services	19,129	20,675	75,843	85,499
Total revenues	124,484	132,554	496,261	499,264

Cost of revenues
Product licenses and subscription services:
Product licenses	609	358	1,929	1,672
Subscription services	8,676	7,467	31,776	24,770
Total product licenses and subscription services	9,285	7,825	33,705	26,442
Product support	5,319	5,722	22,434	21,264
Other services:
Consulting	12,985	12,416	51,311	50,820
Education	632	760	2,494	4,463
Total other services	13,617	13,176	53,805	55,283
Total cost of revenues	28,221	26,723	109,944	102,989

Gross profit	$96,263	$105,831	$386,317	$396,275

* Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

DIGITAL ASSETS – ADDITIONAL INFORMATION

ROLLFORWARD OF BITCOIN HOLDINGS

(unaudited)

	Source of Capital Used to Purchase Bitcoin	Digital Asset Original Cost Basis (in thousands)	Digital Asset Impairment Losses (in thousands)	Digital Asset Carrying Value (in thousands)	Approximate Number of Bitcoins Held (Disposed) *	Approximate Average Purchase or Sale Price Per Bitcoin
Balance at December 31, 2021		$3,751,529	$(901,319)	$2,850,210	124,391	$30,159
Digital asset purchases	(a)	215,500		215,500	4,827	44,645
Digital asset impairment losses			(170,091)	(170,091)
Balance at March 31, 2022		$3,967,029	$(1,071,410)	$2,895,619	129,218	$30,700
Digital asset purchases	(b)	10,000		10,000	481	20,790
Digital asset impairment losses			(917,838)	(917,838)
Balance at June 30, 2022		$3,977,029	$(1,989,248)	$1,987,781	129,699	$30,664
Digital asset purchases	(c)	5,978		5,978	301	19,860
Digital asset impairment losses			(727)	(727)
Balance at September 30, 2022		$3,983,007	$(1,989,975)	$1,993,032	130,000	$30,639
Digital asset purchases	(d)	56,443		56,443	3,204	17,616
Digital asset impairment losses			(198,557)	(198,557)
Digital asset sales **		(46,260)	35,370	(10,890)	(704)	16,786
Balance at December 31, 2022		$3,993,190	$(2,153,162)	$1,840,028	132,500	$30,137
Digital asset purchases	(e)	179,275		179,275	7,500	23,903
Digital asset impairment losses			(18,911)	(18,911)
Balance at March 31, 2023		$4,172,465	$(2,172,073)	$2,000,392	140,000	$29,803
Digital asset purchases	(f)	347,003		347,003	12,333	28,136
Digital asset impairment losses			(24,143)	(24,143)
Balance at June 30, 2023		$4,519,468	$(2,196,216)	$2,323,252	152,333	$29,668
Digital asset purchases	(g)	161,681		161,681	5,912	27,348
Digital asset impairment losses			(33,559)	(33,559)
Balance at September 30, 2023		$4,681,149	$(2,229,775)	$2,451,374	158,245	$29,582
Digital asset purchases	(h)	1,214,340		1,214,340	30,905	39,293
Digital asset impairment losses			(39,238)	(39,238)
Balance at December 31, 2023		$5,895,489	$(2,269,013)	$3,626,476	189,150	$31,168

* MicroStrategy owns and has purchased bitcoins both directly and indirectly through its wholly-owned subsidiary, MacroStrategy. References to MicroStrategy below refer to MicroStrategy and its subsidiaries on a consolidated basis.

** In the fourth quarter of 2022, MicroStrategy sold approximately 704 bitcoins having an original cost basis of $46.3 million and cumulative digital asset impairment losses of $35.4 million, resulting in a carrying value of $10.9 million at the time of sale. The approximately 704 bitcoins were sold for cash proceeds of $11.8 million, net of fees and expenses, resulting in gains on sale of $0.9 million.

(a)
In the first quarter of 2022, MicroStrategy purchased bitcoin using $190.5 million of the net proceeds from the issuance of the 2025 Secured Term Loan and Excess Cash.
(b)
In the second quarter of 2022, MicroStrategy purchased bitcoin using Excess Cash.
(c)
In the third quarter of 2022, MicroStrategy purchased bitcoin using Excess Cash.
(d)
In the fourth quarter of 2022, MicroStrategy purchased bitcoin using $44.6 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program, and $11.8 million in proceeds from sales of bitcoin.
(e)
In the first quarter of 2023, MicroStrategy purchased bitcoin using $179.3 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program.
(f)
In the second quarter of 2023, MicroStrategy purchased bitcoin using $336.9 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program, and Excess Cash.
(g)
In the third quarter of 2023, MicroStrategy purchased bitcoin using $147.3 million of the net proceeds from its sale of class A common stock under its at-the-market equity offering program, and Excess Cash.
(h)
In the fourth quarter of 2023, MicroStrategy purchased bitcoin using $1.201 billion of the net proceeds from its sale of class A common stock under its at-the-market equity offering program, and Excess Cash.

Excess Cash refers to cash in excess of the minimum Cash Assets that MicroStrategy is required to hold under its Treasury Reserve Policy, which may include cash generated by operating activities and cash from the proceeds of financing activities. Cash Assets refers to cash and cash equivalents and short-term investments.

MICROSTRATEGY INCORPORATED

DIGITAL ASSETS – ADDITIONAL INFORMATION

MARKET VALUE OF BITCOIN HOLDINGS

(unaudited)

	Approximate Number of Bitcoins Held at End of Quarter *	Lowest Market Price Per Bitcoin During Quarter (a)	Market Value of Bitcoin Held at End of Quarter Using Lowest Market Price (in thousands) (b)	Highest Market Price Per Bitcoin During Quarter (c)	Market Value of Bitcoin Held at End of Quarter Using Highest Market Price (in thousands) (d)	Market Price Per Bitcoin at End of Quarter (e)	Market Value of Bitcoin Held at End of Quarter Using Ending Market Price (in thousands) (f)
December 31, 2021	124,391	$42,333.00	$5,265,844	$69,000.00	$8,582,979	$45,879.97	$5,707,055
March 31, 2022	129,218	$32,933.33	$4,255,579	$48,240.00	$6,233,476	$45,602.79	$5,892,701
June 30, 2022	129,699	$17,567.45	$2,278,481	$47,469.40	$6,156,734	$18,895.02	$2,450,665
September 30, 2022	130,000	$18,153.13	$2,359,907	$25,214.57	$3,277,894	$19,480.51	$2,532,466
December 31, 2022	132,500	$15,460.00	$2,048,450	$21,478.80	$2,845,941	$16,556.32	$2,193,712
March 31, 2023	140,000	$16,490.00	$2,308,600	$29,190.04	$4,086,606	$28,468.44	$3,985,582
June 30, 2023	152,333	$24,750.00	$3,770,242	$31,443.67	$4,789,909	$30,361.51	$4,625,060
September 30, 2023	158,245	$24,900.00	$3,940,301	$31,862.21	$5,042,035	$27,030.47	$4,277,437
December 31, 2023	189,150	$26,521.32	$5,016,508	$45,000.00	$8,511,750	$42,531.41	$8,044,816

* MicroStrategy owns and has purchased bitcoins both directly and indirectly through its wholly-owned subsidiary, MacroStrategy. References to MicroStrategy below refer to MicroStrategy and its subsidiaries on a consolidated basis.

(a)
The "Lowest Market Price Per Bitcoin During Quarter" represents the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when MicroStrategy purchased any of its bitcoin.
(b)
The "Market Value of Bitcoin Held at End of Quarter Using Lowest Market Price" represents a mathematical calculation consisting of the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.
(c)
The "Highest Market Price Per Bitcoin During Quarter" represents the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when MicroStrategy purchased any of its bitcoin.
(d)
The "Market Value of Bitcoin Held at End of Quarter Using Highest Market Price" represents a mathematical calculation consisting of the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.
(e)
The "Market Price Per Bitcoin at End of Quarter" represents the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter.
(f)
The "Market Value of Bitcoin Held at End of Quarter Using Ending Market Price" represents a mathematical calculation consisting of the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.

The amounts reported as “Market Value” in the above table represent only a mathematical calculation consisting of the price for one bitcoin reported on the Coinbase exchange (MicroStrategy’s principal market for bitcoin) in each scenario defined above multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period. Bitcoin and bitcoin markets may be subject to manipulation and the spot price of bitcoin may be subject to fraud and manipulation. Accordingly, the Market Value amounts reported above may not accurately represent fair market value, and the actual fair market value of MicroStrategy’s bitcoin may be different from such amounts and such deviation may be material. Moreover, (i) the bitcoin market historically has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks that are, or may be, inherent in its entirely electronic, virtual form and decentralized network and (ii) MicroStrategy may not be able to sell its bitcoins at the Market Value amounts indicated above, at the market price as reported on the Coinbase exchange (its principal market) on the date of sale, or at all.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

LOSS FROM OPERATIONS

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP loss from operations:
Loss from operations	$(42,785)	$(193,717)	$(115,047)	$(1,275,742)
Share-based compensation expense	19,716	17,032	69,571	63,619
Non-GAAP loss from operations	$(23,069)	$(176,685)	$(45,476)	$(1,212,123)

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

NET INCOME (LOSS) AND DILUTED EARNINGS (LOSS) PER SHARE

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP net income (loss):
Net income (loss)	$89,126	$(249,669)	$429,121	$(1,469,797)
Share-based compensation expense	19,716	17,032	69,571	63,619
Interest expense arising from amortization of debt issuance costs	2,209	2,204	8,808	8,694
Gain on debt extinguishment	0	0	(44,686)	0
Income tax effects (1)	(8,600)	(3,064)	(6,062)	(13,250)
Non-GAAP net income (loss)	$102,451	$(233,497)	$456,752	$(1,410,734)

Reconciliation of non-GAAP diluted earnings (loss) per share (2):
Diluted earnings (loss) per share	$4.96	$(21.93)	$26.42	$(129.83)
Share-based compensation expense (per diluted share)	1.07	1.50	4.20	5.62
Interest expense arising from amortization of debt issuance costs (per diluted share) (3)	0.02	0.19	0.10	0.77
Gain on debt extinguishment (per diluted share)	0.00	0.00	(2.70)	0.00
Income tax effects (per diluted share) (3)	(0.43)	(0.27)	(0.24)	(1.17)
Non-GAAP diluted earnings (loss) per share	$5.62	$(20.51)	$27.78	$(124.61)

(1)
Income tax effects reflect the net tax effects of share-based compensation expense, which includes tax benefits and expenses on exercises of stock options and vesting of share-settled restricted stock units, interest expense for amortization of debt issuance costs, and gain on debt extinguishment.
(2)
For reconciliation purposes, the non-GAAP diluted earnings (loss) per share calculations use the same weighted average shares outstanding as that used in the GAAP diluted earnings (loss) per share calculations for the same period. For example, in periods of GAAP net loss, otherwise dilutive potential shares of common stock from MicroStrategy’s share-based compensation arrangements and Convertible Notes are excluded from the GAAP diluted loss per share calculation as they would be antidilutive, and therefore are also excluded from the non-GAAP diluted earnings or loss per share calculation.
(3)
For the three and twelve months ended December 31, 2023, interest expense from the amortization of issuance costs of the Convertible Notes has been added back to the numerator in the GAAP diluted earnings per share calculation, and therefore the per diluted share effects of the amortization of issuance costs of the Convertible Notes have been excluded from the “Interest expense arising from amortization of debt issuance costs (per diluted share)” and “Income tax effects (per diluted share)” lines in the above reconciliation for the three and twelve months ending December 31, 2023.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

CONSTANT CURRENCY

(in thousands)

	Three Months Ended December 31,
	(unaudited)
	GAAP	Foreign Currency Exchange Rate Impact (1)	Non-GAAP Constant Currency (2)	GAAP	GAAP % Change	Non-GAAP Constant Currency % Change (3)
	2023	2023	2023	2022	2023	2023
Revenues
Product licenses	$18,372	$427	$17,945	$27,570	-33.4%	-34.9%
Subscription services	21,517	303	21,214	17,470	23.2%	21.4%
Total product licenses and subscription services	39,889	730	39,159	45,040	-11.4%	-13.1%
Product support	65,466	1,137	64,329	66,839	-2.1%	-3.8%
Other services	19,129	388	18,741	20,675	-7.5%	-9.4%
Total revenues	124,484	2,255	122,229	132,554	-6.1%	-7.8%

	Twelve Months Ended December 31,
	(unaudited)
	GAAP	Foreign Currency Exchange Rate Impact (1)	Non-GAAP Constant Currency (2)	GAAP	GAAP % Change	Non-GAAP Constant Currency % Change (3)
	2023	2023	2023	2022	2023	2023
Revenues
Product licenses	$75,351	$300	$75,051	$86,498	-12.9%	-13.2%
Subscription services	81,179	296	80,883	60,746	33.6%	33.1%
Total product licenses and subscription services	156,530	596	155,934	147,244	6.3%	5.9%
Product support	263,888	1,514	262,374	266,521	-1.0%	-1.6%
Other services	75,843	186	75,657	85,499	-11.3%	-11.5%
Total revenues	496,261	2,296	493,965	499,264	-0.6%	-1.1%

(1)
The “Foreign Currency Exchange Rate Impact” reflects the estimated impact of fluctuations in foreign currency exchange rates on international revenues. It shows the increase (decrease) in international revenues from the same period in the prior year, based on comparisons to the prior year quarterly average foreign currency exchange rates. Beginning in the third quarter of 2023, the term “international” refers to operations outside of the United States and Canada only where the functional currency is the local currency (i.e., excluding any location whose economy is considered highly inflationary).

(2)
The “Non-GAAP Constant Currency” reflects the current period GAAP amount, less the Foreign Currency Exchange Rate Impact.

(3)
The “Non-GAAP Constant Currency % Change” reflects the percentage change between the current period Non-GAAP Constant Currency amount and the GAAP amount for the same period in the prior year.

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	December 31,	December 31,
	2023	2022*
	(unaudited)
Current:
Deferred product licenses revenue	$3,579	$2,825
Deferred subscription services revenue	65,512	51,861
Deferred product support revenue	152,012	155,366
Deferred other services revenue	7,059	7,376
Total current deferred revenue and advance payments	$228,162	$217,428

Non-current:
Deferred product licenses revenue	$0	$2,742
Deferred subscription services revenue	3,097	3,030
Deferred product support revenue	4,984	6,387
Deferred other services revenue	443	604
Total non-current deferred revenue and advance payments	$8,524	$12,763

Total current and non-current:
Deferred product licenses revenue	$3,579	$5,567
Deferred subscription services revenue	68,609	54,891
Deferred product support revenue	156,996	161,753
Deferred other services revenue	7,502	7,980
Total current and non-current deferred revenue and advance payments	$236,686	$230,191

* Derived from audited financial statements.